FOR MORE INFORMATION                                      FOR IMMEDIATE RELEASE
Jeff Battcher (404-713-0274)                                      April 19, 2001
Pattie Kushner (404-249-2365)

                    BellSouth Reports First Quarter Earnings

-        Quarterly data revenues top $1 billion for first time
-        Increase in DSL customers brings total to 303,000
-        Cingular Wireless surpasses 20.5 million cellular customers
-        Latin America customer growth approaches 53 percent
-        Results reflect impact of DSL, Colombia growth initiatives

ATLANTA - With strong volumes in the growth areas of data and wireless, BellSouth Corporation (NYSE: BLS) reported normalized earnings per share (EPS) of 52 cents in the first quarter of 2001, including a 2-cent reduction related to foreign currency losses. This compared to normalized EPS of 52 cents in the same quarter a year earlier.

As previously disclosed, the first quarter of 2001 reflected BellSouth's accelerated growth initiatives in domestic broadband and Latin America wireless. The company's continuing ramp-up of DSL high-speed Internet access service reduced EPS an incremental 2 cents compared to the first quarter of 2000. BellSouth's wireless operations in Colombia, which were acquired in July 2000 and not included in the first quarter a year ago, reduced EPS 3 cents.

First quarter revenues were $7.2 billion, adjusted to include BellSouth's 40 percent share of Cingular Wireless. This was a gain of 10.5 percent compared to the first three months of the previous year. BellSouth's quarterly data revenues exceeded $1 billion for the first time, as strong growth in DSL and other broadband and Internet services represented nearly one-third of revenue growth.

Data: Broadband, Internet, E>Commerce

BellSouth continues to rapidly deploy broadband services, and finished the quarter with 303,000 customers for DSL high-speed Internet access. In the first quarter alone, the company added more than 88,000 DSL customers - a sequential quarter increase of 40.9 percent. Including dial-up, total Internet access customers passed the one million milestone. Total data revenues of $1.03 billion increased 27.5 percent compared to the same quarter of 2000.

In the consumer marketplace, BellSouth's DSL revenues are increasing rapidly. The bulk of data revenues, however, comes from high-speed, high-capacity services for BellSouth's business customers. LightGate(R) service, for example, is one of the company's top selling data products. LightGate integrates data, voice and video over a fiber optic-based private line service, giving businesses the equivalent of 672 circuits for data, private line, dial-up or voice applications. In March 2001, BellSouth became the first and only data network provider offering Subrate T3 service, a new frame relay product that gives businesses true bandwidth on demand.

Domestic Wireless / Cingular

BellSouth's domestic wireless revenues, representing the company's 40 percent share of Cingular, were $1.3 billion in the first quarter of 2001. This was a gain of 38.8 percent compared to BellSouth's domestic wireless revenues in the first quarter of 2000. At March 31, Cingular had 20.5 million cellular and PCS customers, an annual growth rate of 18.7 percent. Revenue growth in the first quarter of 2001 was driven by Cingular's nationwide footprint and demand for the company's array of data and voice services, including package plans.

Latin America Group

BellSouth added 715,000 Latin America wireless customers in the first quarter, bringing customers to nearly 7.8 million, an annual growth rate of 52.7 percent. Consolidated Latin America revenues -- including advertising and publishing - were $773 million in the first quarter of 2001. BellSouth's mid-2000 acquisition in Colombia and last year's expansion of wireless service into the interiors of Argentina and Chile had a favorable impact on customer growth. BellSouth now serves markets in 11 Central and South American countries.

Worldwide Wireless Reach

Including Cingular, BellSouth now provides wireless services to 42.6 million total customers in 16 countries. On a proportionate basis, BellSouth's wireless customers around the world numbered 18.4 million at March 31, an increase of 6.0 million, or 47.8 percent, compared to the first quarter of 2000. Through its international operations and its domestic joint venture, Cingular, BellSouth's wireless licenses cover a total population globally of more than 537 million.

Special Items

Reported EPS in the first quarter of 2001 was 47 cents, including the impact of special items totaling 5 cents. These items were: a non-cash charge for post-retirement benefit changes; a loss on the sale of an investment; and transition costs associated with the previously announced restructuring of BellSouth's consumer wireless video entertainment business.

2001 Guidance

BellSouth reaffirmed previous guidance for certain key financial and business metrics in 2001 as follows:

 Earnings per share                                     7-9% growth
 Total operating revenue - including Cingular           9-11% growth
 Data revenue                                           30% growth (approx.)
 Capital expenditures                                   $5.5-6.0 billion
 DSL high-speed Internet customers                      600,000 at 12/31/01


About BellSouth Corporation

BellSouth   Corporation  is  a  Fortune  100  communications   services  company
headquartered in Atlanta, GA, serving more than 45 million customers in the United States and 16 other countries.

Consistently recognized for customer satisfaction, BellSouth provides a full array of broadband data and e-commerce solutions to business customers, including Web hosting and other Internet services. In the residential market, BellSouth offers DSL high-speed Internet access, advanced voice features and other services. BellSouth also provides online and directory advertising services, including BellSouth(R) Real PagesSM.com.

BellSouth owns 40 percent of Cingular Wireless, the nation's second largest wireless company, which provides innovative wireless data and voice services.

Further information about BellSouth's first quarter earnings can be accessed at www.bellsouth.com/investor. The press release, financial statements and earnings commentary summarizing highlights of the quarter are available on the BellSouth Investor Relations Web site starting today at 8 a.m. Eastern Time.

BellSouth will host a conference call with the investment community at 10 a.m. Eastern Time today, April 19. Participating on the call will be BellSouth CFO Ron Dykes and Investor Relations Vice President Nancy Humphries. Dial-in information for the conference call is:
Domestic:  888-209-4006
International:  212-231-6005

A replay of the call will be available beginning at noon today, through 5 p.m. April 26. The replay can be accessed by dialing: Domestic: 800-633-8625 - Reservation number: 18437429 International: 858-812-6450 - Reservation number:
18437429

The first quarter earnings press release, BLS Investor News summarizing highlights of the quarter, and downloadable Microsoft Excel and computer viewable financial statements are available on our Web site at www.bellsouth.com/investor at 8 a.m. today. Today's conference call will also be audiocast live beginning at 10 a.m. on our Web site, with a replay available through April 26, 2001.

In addition to historical information, this document contains forward-looking statements regarding events and financial trends.

Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: (i) a change in economic conditions in domestic or international markets where we operate or have material investments which would affect demand for our services; (ii) the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings; and (iii) higher than anticipated cash requirements for investments, new business initiatives and acquisitions. The forward-looking information in this document is given as of this date only, and BellSouth assumes no duty to update this information.

BellSouth Corporation
Consolidated Statements of Income - Normalized Basis (unaudited)
(amounts in millions, except per share data)

Note to Readers: Our reported results have been significantly impacted by several events, including the formation of Cingular Wireless, adoption of new revenue recognition policies and other one-time items. To assist in your understanding of our results, we have prepared the following normalized information, including the notes on page 4 which discuss the impacts of these events. See the following page for our reported results.

                                           1Q01      1Q00(10)      Growth

Operating Revenues
  Communications group                   $4,627    $ 4,491           3.0%
  Domestic wireless                       1,310        944          38.8%
  Latin America                             773        678          14.0%
  Domestic advertising and publishing       434        349          24.4%
  All other                                  34         33           3.0%
   Total Operating Revenues               7,178      6,495          10.5%

Operating Expenses
  Operational and support expenses        3,955      3,576          10.6%
  Depreciation and amortization           1,337      1,218           9.8%
    Total Operating Expenses              5,292      4,794          10.4%
Operating Income                          1,886      1,701          10.9%
Interest Expense                            420        306          37.3%
Other Income (Expense), net                  71        146         -51.4%
Income Before Income Taxes                1,537      1,541          -0.3%
Provision for Income Taxes                  562        560           0.4%
            Net Income                     $975       $981          -0.6%

Diluted:
      Weighted Average Common Shares
        Outstanding                       1,886      1,898          -0.6%
      Earnings Per Share                  $0.52      $0.52             --


Selected Financial and Operating Data


EBITDA (5)                               $3,223     $2,919          10.4%
EBITDA margin (6)                         44.9%      44.9%             --
Return on average equity
 (annualized)                             22.6%      25.9%      - 330 bps
Return on average total capital
 (annualized)                             15.5%      15.6%        -10 bps

Digital and data revenues                $1,034       $811          27.5%
Dividends per share                       $0.19      $0.19             --
Capital expenditures                     $1,644     $1,563           5.2%

Common shares outstanding                 1,873      1,880          -0.4%
Book value per share                      $9.29      $8.33          11.5%
Debt ratio                                52.6%      51.0%       +160 bps
Total employees                         107,155     96,653          10.9%

BellSouth Corporation
Consolidated Statements of Income - Reported Basis (unaudited)
(amounts in millions, except per share data)

                                           1Q01          1Q00(10)        Growth


Operating Revenues
  Communications group                   $ 4,665         $ 4,513           3.4%
  Domestic wireless                            -             867        -100.0%
  Latin America                              773             678          14.0%
  Domestic advertising and publishing        434             349          24.4%
  All other                                   47              33          42.4%
    Total Operating Revenues               5,919           6,440          -8.1%

Operating Expenses
  Operational and support expenses         3,161           3,521         -10.2%
  Depreciation and amortization            1,157           1,218          -5.0%
  Severance accrual                            -              78        -100.0%
      Total Operating Expenses             4,318           4,817         -10.4%
Operating Income                           1,601           1,623          -1.4%
Interest Expense                             360             306          17.6%
Other Income (Expense), net                  166             214         -22.4%
Income Before Income Taxes                 1,407           1,531          -8.1%
Provision for Income Taxes                   516             530          -2.6%
            Net Income                      $891          $1,001         -11.0%

Diluted:
      Weighted Average Common
        Shares Outstanding                 1,886           1,898          -0.6%
      Earnings Per Share                   $0.47           $0.53         -11.3%


Selected Financial and Operating Data


EBITDA (5)                                $2,758          $2,919          -5.5%
EBITDA margin (6)                          46.6%           45.3%       +130 bps
Return on average equity
  (annualized)                             20.7%           26.4%      - 570 bps
Return on average total capital
  (annualized)                             14.5%           15.8%      - 130 bps

BellSouth Corporation
Normalized Earnings Summary  (unaudited)
(amounts in millions, except per share data)


                                                1Q01       1Q00      Growth


Reported Net Income                              $891     $1,001     -11.0%
  Postretirement benefit expense (a)               47          -
  Loss on sale of Qwest common stock (b)           32          -
  Losses from wireless video business (c)           5          -
  Gain on E-Plus restructuring (d)                  -        (68)
  Severance accrual (e)                             -         48
Normalized Net Income                            $975       $981      -0.6%


Reported Diluted Earnings Per Share             $0.47      $0.53     -11.3%
  Postretirement benefit expense (a)             0.02          -
  Loss on sale of Qwest common stock (b)         0.02          -
  Losses from wireless video business (c)           -          -
  Gain on E-Plus restructuring (d)                  -      (0.04)
  Severance accrual (e)                             -       0.03
Normalized Diluted Earnings Per Share *         $0.52      $0.52         --

* Normalized earnings per share for first quarter 2001 does not sum due to rounding.

BellSouth Corporation
Notes to Normalized Financial and Operating Data

Our normalized earnings have been adjusted for the following:

(a) Postretirement benefit expense - The amount shown represents expense for changes in postretirement medical benefit obligations. This expense is being recognized in accordance with generally accepted accounting principles.

(b) Loss on sale of Qwest common stock - Represents the loss incurred from the sale of a portion of our investment in Qwest common stock.

(c) Losses from Wireless Video Business - Represents the current period losses being incurred as we exit the wireless video entertainment business.

(d)  Gain  on  E-Plus   Restructuring   -  Represents   income  related  to  the
     restructuring of our ownership interest in German wireless operator E-Plus.

(e) Severance Accrual - Represents expense recorded as a result of our plan to reduce our domestic general and administrative staff.


In addition to the items discussed above, our consolidated normalized statements of income have been adjusted for the following:

(f) Communications group revenues have been adjusted to present all revenues from sales of customer premises equipment on an agency-fee basis (net of associated direct costs). This adjustment is made to present these revenues on a basis comparable to amounts earned under a new vendor contract entered into during first quarter 2001.

(g) The first quarter 2001 period has been adjusted to include our proportional share of Cingular Wireless' operating results for first quarter 2001, net of eliminations for amounts charged between Cingular and other BellSouth companies.

(h) Cingular presents its revenues and expenses from roamer activity on a gross basis. We have conformed our domestic wireless revenues and operational and support expenses for first quarter 2000 to present roamer revenues and roamer costs on a consistent basis.

BellSouth Corporation
Consolidated Balance Sheets (unaudited)
(amounts in millions, except per share data)

                                                  March 31,     December 31,
                                                     2001           2000

Assets
Current Assets:
  Cash and cash equivalents                             $712         $1,061
  Temporary cash investments                               4             37
  Accounts receivable, net of
    allowance for uncollectibles
    of $398 and $377                                   5,359          5,157
  Material and supplies                                  414            379
  Other current assets                                   890            772
    Total Current Assets                               7,379          7,406

Investments and Advances                               9,905         11,010
Property, Plant and Equipment, net                    24,634         24,157
Deferred Charges and Other Assets                      4,445          4,180
Intangible Assets, net                                 4,280          4,172
Total Assets                                         $50,643        $50,925

Liabilities and Shareholders' Equity
Current Liabilities:
  Debt maturing within one year                       $6,250         $7,569
  Accounts payable                                     2,105          2,233
  Other current liabilities                            3,511          3,468
    Total Current Liabilities                         11,866         13,270

Long-Term Debt                                        13,075         12,463

Noncurrent Liabilities:
  Deferred income taxes                                3,516          3,580
  Other noncurrent liabilities                         4,793          4,700
    Total Noncurrent Liabilities                       8,309          8,280

Shareholders' Equity:
  Common stock, $1 par value                           2,020          2,020
  Paid-in capital                                      6,761          6,740
  Retained earnings                                   14,588         14,074
  Accumulated other comprehensive income                (637)          (488)
  Shares held in trust and treasury                   (5,168)        (5,222)
  Guarantee of ESOP debt                                (171)          (212)
    Total Shareholders' Equity                        17,393         16,912
Total Liabilities and Shareholders' Equity           $50,643        $50,925

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Communications Group (1)


                                           1Q01       1Q00       Growth

Operating Revenues
      Local service                         $2,910      $2,828       2.9%
      Network access                         1,237       1,232       0.4%
      Long distance                            171         170       0.6%
      Other                                    368         348       5.7%
          Total Operating Revenues           4,686       4,578       2.4%
Operating Expenses
      Operational and support expenses       2,200       2,164       1.7%
      Depreciation and amortization            976         911       7.1%
          Total Operating Expenses           3,176       3,075       3.3%
Operating Income                             1,510       1,503       0.5%
Interest Expense                               168         162       3.7%
Other Income, net                               12           4       N/M*
Income Before Income Taxes                   1,354       1,345       0.7%
Provision for Income Taxes                     499         513      -2.7%
            Segment Net Income(1)             $855        $832       2.8%
* - Not meaningful.


Selected Financial and Operating Data

(amounts in millions)
EBITDA (5)                                 $2,486      $2,414       3.0%
EBITDA margin (6)                           53.1%       52.7%    +40 bps
Calling feature revenues                    $567        $515      10.1%
Access minutes of use                     27,942      28,716      -2.7%
Toll messages                                108         136     -20.6%
Capital expenditures                      $1,477      $1,201      23.0%


Equivalent access lines in
 service (thousands):
  Access lines                            25,898      25,860       0.1%
  Access line equivalents                 31,252      19,725      58.4%
Total equivalent access lines
  in service                              57,150      45,585      25.4%
Wholesale lines                            1,408         930      51.4%
Internet customers (thousands):            1,047         753      39.0%
DSL customers (thousands):                   303          49     518.4%

BellSouth Corporation
Results by Segment (unaudited)
Supplemental Operating Data  (in thousands)

Communications Group - Network Access Lines In Service(a)


                                              1Q01       1Q00      Growth


Access lines (b)
 Residence                                  17,192     17,278      -0.5%
 Business                                    8,464      8,319       1.7%
 Other                                         242        263      -8.0%
  Total access lines in service             25,898     25,860       0.1%
Access line equivalents(c)
 Selected digital data services:
   DS0  & ADSL                               2,513        848     196.3%
   DS1                                       5,985      4,780      25.2%
   DS3 & higher                             22,754     14,097      61.4%
    Total digital data lines in service     31,252     19,725      58.4%

Total equivalent access lines in service    57,150     45,585      25.4%

(a) Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.

(b) Access line counts include amounts for switched access lines, Basic Rate ISDN, Primary Rate ISDN and UNE Combos.

(c) Access line equivalents represent a conversion of non-switched data circuits to a switched access line basis and is presented for comparability purposes. Equivalents are calculated by converting high-speed/high-capacity circuits to the equivalent of a switched access line based on transport capacity. While the revenues generated by access line equivalents have a directional relationship with these counts, growth rates cannot be compared on an equivalent basis.

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Domestic Wireless Segment (1)(a)


                                             1Q01          1Q00         Growth

Operating Revenues
      Service revenues (4)                  $1,205          $873         38.0%
      Equipment and other revenues             105            77         36.4%
          Total Operating Revenues           1,310           950         37.9%
Operating Expenses
      Operational and support expenses         925           726         27.4%
      Depreciation and amortization            180           167          7.8%
          Total Operating Expenses           1,105           893         23.7%
Operating Income                               205            57        259.6%
Interest Expense                                82            27        203.7%
Other Income, net                               20            34        -41.2%
Income Before Income Taxes                     143            64        123.4%
Provision for Income Taxes                      55            23        139.1%
            Segment Net Income(1)              $88           $41        114.6%


Selected Financial and Operating Data (b)

(amounts in millions, except customer
  data in thousands)
EBITDA (5)                                    $385          $224         71.9%
EBITDA margin (6)(c)                         32.0%         25.7%      +630 bps


Average monthly revenue per
  customer (7)(d)                              $50           $59        -15.3%
Customer net adds in period
  (excluding ownership changes)
      Cellular and PCS                         342           309         10.7%
      Data (Cingular Interactive)               34            79        -57.0%


Customers
      Cellular and PCS                       8,214         5,196         58.1%
      Data (Cingular Interactive)              263           303        -13.2%
POPs                                        76,800        57,034         34.7%
Penetration rate (9)                         10.7%          9.4%      +130 bps

(a) The first quarter 2000 period is comprised of BellSouth's wireless voice and wireless data operations. The first quarter 2001 period is comprised of BellSouth's 40% share of the reported results of Cingular Wireless.

(b) Customer data for first quarter 2001, including POPs, penetration rate and average monthly revenue per customer, is comprised of BellSouth's 40% share of the managed results of Cingular Wireless.

(c)  EBITDA margin denominator includes service revenues only.

(d)  Average  monthly  revenue  per  customer  excludes   Cingular   Interactive
     (formerly BellSouth Wireless Data).

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Latin America Group (1)(2)


                                               1Q01          1Q00        Growth

Operating Revenues
      Service revenues (4)                      $642         $575        11.7%
      Equipment and other revenues               139          106        31.1%
      Advertising and publishing revenues          1           14       -92.9%
          Total Operating Revenues               782          695        12.5%
Operating Expenses
      Operational and support expenses           630          581         8.4%
      Depreciation and amortization              154          126        22.2%
          Total Operating Expenses               784          707        10.9%
Operating Income                                  (2)         (12)       83.3%
Interest Expense                                  60           33        81.8%
Other Income, net                                (41)          12         N/M*
Income Before Income Taxes                      (103)         (33)         N/M
Provision for Income Taxes                         3          (13)         N/M
            Segment Net Income(1)              ($106)        ($20)         N/M
* - Not meaningful.


Selected Financial and Operating Data

(amounts in millions, except
  customer data in thousands)
EBITDA (5)                                     $152         $114        33.3%
EBITDA margin (6)                             19.4%        16.4%     +300 bps


Average monthly revenue per
 customer (8)                                   $28          $40       -30.0%
Customer net adds in period
 (excluding ownership changes)                  715          827       -13.5%


Customers (voice)                             7,784        5,096        52.7%
POPs                                        156,200      114,600        36.3%
Penetration rate (9)                           5.0%         5.5%      -50 bps

BellSouth Corporation
Proportionate Basis(3) - Selected Financial and Operating Data
(Amounts in millions, except customer data in thousands)

Latin America Group (1)(2)


                                        1Q01          1Q00       Growth


Operating revenues                           $712         $667        6.7%
EBITDA(5)                                    $154         $109       41.3%
EBITDA margin(6)                            21.6%        16.3%    +530 bps



Average monthly revenue
  per customer (8)                            $28          $39      -28.2%
Customer net adds in
 period (excluding ownership
 changes)                                     668          780      -14.4%



Customers (voice)                           7,574        5,007       51.3%
POPs                                      156,586      124,401       25.9%
Penetration rate (9)                         4.8%         4.9%     -10 bps

BellSouth Corporation
Worldwide Wireless (unaudited)
Customers and POPs by Country
(Proportionate Basis(3) in thousands)
                                                       Customers As of
        Country            Brand                1Q01        1Q00      Growth

United States       Cingular Wireless /           8,214        5,637     45.7%
                    BellSouth Mobility

Argentina            Movicom BellSouth            1,094          836     30.9%
Brazil                   Various*                 1,393          890     56.5%
Chile                    BellSouth                  757          403     87.8%
Colombia            Celumovil BellSouth             738            -     N/M**
Ecuador                  BellSouth                  217          182     19.2%
Guatemala                BellSouth                   17            -       N/M
Nicaragua                BellSouth                  116           45    157.8%
Panama                   BellSouth                   98           62     58.1%
Peru                     BellSouth                  369          309     19.4%
Uruguay              Movicom BellSouth               62           65     -4.6%
Venezuela            Telcel BellSouth             2,713        2,215     22.5%


     Total Latin
       America                                    7,574        5,007     51.3%


Denmark                   Sonofon                   408          385      6.0%
Germany                   e-plus                  1,554          920     68.9%
India                     SkyCell                    11            6     83.3%
Israel                    Cellcom                   687          526     30.6%

                                                  2,660        1,837     44.8%

    Total Worldwide
     Wireless Customers                          18,448       12,481     47.8%


                                                          POPs As of
        Country              Brand                 1Q01      1Q00     Growth

United States         Cingular Wireless /         76,800     59,403     29.3%
                      BellSouth Mobility

Argentina              Movicom BellSouth          23,270     23,270        --
Brazil                     Various*               25,234     20,500     23.1%
Chile                      BellSouth              15,100     15,100        --
Colombia              Celumovil BellSouth         27,451          -       N/M
Ecuador                    BellSouth              11,086     11,086        --
Guatemala                  BellSouth               7,140      7,140        --
Nicaragua                  BellSouth               2,581      2,581        --
Panama                     BellSouth               1,223      1,223        --
Peru                       BellSouth              24,403     24,403        --
Uruguay                Movicom BellSouth             966        966        --
Venezuela              Telcel BellSouth           18,132     18,132        --


     Total Latin
      America                                    156,586    124,401     25.9%


Denmark                     Sonofon                2,465      2,465        --
Germany                     e-plus                18,568     18,568        --
India                       SkyCell                1,348      1,348        --
Israel                      Cellcom                2,119      2,119        --

                                                  24,500     24,500        --

    Total Worldwide Wireless Customers           257,886    208,304     23.8%



* - BCP in Sao Paulo and Northeast regions;  TCO.
** - Not meaningful.

BellSouth Corporation
Results by Segment (amounts in millions) (unaudited)

Domestic Advertising & Publishing (1)


                                         1Q01         1Q00        Growth

Total Operating Revenues                    $ 437        $ 353         23.8%
Operating Expenses
      Operational and support expenses        204          191          6.8%
      Depreciation and amortization             7            7            --
          Total Operating Expenses            211          198          6.6%
Operating Income                              226          155         45.8%
Interest Expense                                8            5         60.0%
Other Income, net                               4            -          N/M*
Income Before Income Taxes                    222          150         48.0%
Provision for Income Taxes                     85           56         51.8%
            Segment Net Income(1)            $137          $94         45.7%

EBITDA (5)                                   $233         $162         43.8%
EBITDA margin (6)                           53.3%        45.9%      +740 bps

* - Not meaningful.

BellSouth Corporation
Notes

(1) Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Intersegment revenues are not eliminated for purposes of management reporting.

(2)  Results for the Latin America segment are reported one month in arrears.

(3) Proportionate basis financial and operating data reflect our ownership interest in the total operating results for each of our wireless properties, both domestic and international, whether or not consolidated for financial statement presentation purposes.

(4) Wireless service revenues includes activation fees, access, airtime, roaming, long distance and value added services. Roaming revenues are included on a gross basis for the Domestic Wireless segment and on a net basis for the Latin America segment.

(5) EBITDA is defined as operating revenues less operational and support expenses.

(6)  EBITDA margin is calculated by dividing EBITDA by operating revenues.

(7) For the Domestic Wireless segment, average monthly revenue per customer is calculated by dividing average monthly revenue by average customers. Average monthly revenue includes activation fees, access, airtime, roaming (gross), long distance and value added services.

(8) For the Latin America segment, Average monthly revenue per customer is calculated by dividing average monthly revenue by average customers. Average monthly revenue includes activation fees, access, airtime, roaming
     (net), long distance and value added services.

(9) Penetration rate is calculated by dividing customers by POPs (excludes POPs in markets where service has not been initiated).

(10) During fourth quarter 2000, we adopted a new method of recognizing revenues and expenses derived from installation and activation activities. We did this to comply with new accounting guidance contained in SAB101, which requires that revenues from such activities be deferred and recognized over the estimated life of the relationship with the customer. As required by SAB101, we retroactively adopted the new method effective January 1, 2000. The retroactive adoption decreased our previously reported revenues and expenses equally by $47 for first quarter 2000. The adoption did not affect our reported earnings for any 2000 period.